UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 13, 2019
Date of Report (Date of earliest event reported)

STORE Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8377 East Hartford Drive, Suite 100 Scottsdale, AZ	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Rajath Shourie to the Board of Directors

On February 13, 2019, the Board of Directors (the “Board”) of STORE Capital Corporation (the “Company”), acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Rajath Shourie to fill the vacancy on the Board created by the resignation of Mark N. Sklar on August 9, 2018.  In addition, the Board appointed Mr. Shourie to serve on the Nominating and Corporate Governance Committee and the Investment Committee of the Board.  The Board determined that Mr. Shourie is “independent” pursuant to the standards of the New York Stock Exchange, applicable rules of the Securities and Exchange Commission, and the Company’s Corporate Governance Guidelines.

Mr. Shourie will be compensated for his board service consistent with the compensation arrangements provided to the Board’s other independent, non-management directors (other than our chairperson), which includes (i) a cash component in the form of an annual cash fee for service on our Board and an additional cash fee for service as a committee chairperson (both paid on a calendar year basis), and (ii) an equity component in the form of an annual award of restricted stock of the Company granted on the date of our annual meeting of stockholders.  For 2019, the annual cash fee for non-management directors will increase to $65,000 (from $60,000 in 2018) and the value of the annual restricted stock award will increase to $100,000 (from $95,000 in 2018).  Because Mr. Shourie is being appointed after the beginning of calendar 2019 and before the date of the Company’s annual meeting for 2019, he will receive a pro-rated amount of the $65,000 annual cash fee for calendar 2019 and a pro-rated amount of the $95,000 restricted stock award granted to the Company’s non-management directors on the date of the 2018 annual meeting of stockholders. Mr. Shourie also will enter into the Company’s standard form of indemnification agreement for directors, a form of which is filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K, filed November 26, 2014.

Mr. Shourie is a Managing Director and co-portfolio manager within Oaktree’s Distressed Debt group.  Prior to joining Oaktree Capital Management, L.P. in 2002, he worked in the Principal Investment Area at Goldman, Sachs & Co. and was a management consultant at McKinsey & Co. Mr. Shourie earned a B.A. in economics from Harvard University. He then went on to receive an MBA from Harvard Business School, where he was a Baker Scholar.

There were no arrangements or understandings between Mr. Shourie and any other persons regarding his appointment to the Board, nor is Mr. Shourie party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2019, the Board approved and adopted the Company’s Third Amended and Restated Bylaws (the “Bylaws”), which give proxy access rights to certain stockholders.

Proxy Access Rights. The Board adopted newly added Section 12 of Article II, which permits a stockholder, or a group of up to 20 stockholders, owning at least three percent of the outstanding shares of common stock, $0.01 par value per share, of the Company (the “Common Shares”) continuously for at least the prior three years, to nominate for election to the Board, and include in the Company’s proxy materials for its annual meeting of stockholders, up to the greater of (i) two directors or (ii) 20% of the number of directors then serving on the Board (rounding down to the closest whole number). The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in Section 12 of Article II in the Bylaws.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On February 14, 2019, the Company issued a press release announcing the appointment of Mr. Shourie as a member of the Company’s Board of Directors, a copy of which is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Third Amended and Restated Bylaws of STORE Capital Corporation, effective February 13, 2019.

99.1	Press Release announcing the appointment of Rajath Shourie as a member of the Board of Directors of STORE Capital Corporation, dated February 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: February 14, 2019
	By:	/s/ Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel